Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Florida Investment Quality Municipal Fund
33-38358
811-6266

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment
Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new investment management agreement<s>
 Common and MuniPreferred shares voting together as a class<c>
  MuniPreferred shares voting together as a class <c>


   For
             8,354,045
                          -
   Against
                659,547
                          -
   Abstain
                220,518
                          -
   Broker Non-Votes
             2,736,074
                          -
      Total
           11,970,184
                          -
To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the current fiscal year<s>
   For
           11,772,515
                          -
   Against
                  84,306
                          -
   Abstain
                113,363
                          -
      Total
           11,970,184
                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012799.